Immediate Release
Contact: Patrick Nolan
248.754.0884

BORGWARNER REPORTS FIRST QUARTER 2020 U.S. GAAP NET EARNINGS OF $0.63 PER DILUTED SHARE, OR $0.77 PER DILUTED SHARE EXCLUDING NON-COMPARABLE ITEMS

Auburn Hills, Michigan, May 6, 2020 – BorgWarner Inc. (NYSE: BWA) today reported first quarter results.

First Quarter Highlights:

•	U.S. GAAP net sales of $2,279 million, down 11.2% compared with first quarter 2019.

◦	Excluding the impact of foreign currencies and the net impact of acquisitions and divestitures, net sales were down 8.1% compared with first quarter 2019.

•	U.S. GAAP net earnings of $0.63 per diluted share.

◦	Excluding the $(0.14) per diluted share related to non-comparable items (detailed in the table below), adj. net earnings were $0.77 per diluted share.

•	U.S. GAAP operating income of $189 million, or 8.3% of net sales.

◦
Excluding the $45 million of pretax expenses related to non-comparable items, adj. operating income was $234 million. Excluding the impact of non-comparable items, adj. operating income was 10.3% of net sales.

Financial Results:
The company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the company's ongoing operations, and related tax effects.

	Three Months Ended March 31,
	2020	2019
Earnings per diluted share	$0.63	$0.77

Non-comparable items:
Merger, acquisition and divestiture expense	0.10	0.01
Restructuring expense	0.06	0.05
Asset impairment	0.04	—
Unfavorable arbitration loss	—	0.07
Officer stock awards modification	—	0.01
Tax adjustments	(0.06)	0.09

Adjusted earnings per diluted share	$0.77	$1.00

Net sales were $2,279 million for the first quarter 2020, down 11.2% from $2,566 million for the first quarter 2019. Net income for the first quarter 2020 was $129 million, or $0.63 per diluted share, compared with $160 million, or $0.77 per diluted share, for the first quarter 2019. Adj. net income per share for the first quarter 2020 was $0.77, down from $1.00 for the first quarter 2019. Adj. net income for the first quarter 2020 excluded net non-comparable items of $(0.14) per diluted share. Adj. net income for the first quarter 2019 excluded net non-comparable items of $(0.23) per diluted share. These items are listed in the table above, which is provided by the company for comparison with other results and the most directly comparable U.S. GAAP measures. The impact of foreign currencies decreased net sales by approximately $52 million and decreased net earnings by approximately $0.01 per diluted share for the first quarter 2020 compared with the first quarter 2019. The decline in net earnings is primarily due to the impact of lower revenue.

Net cash provided by operating activities was $263 million for the first three months of 2020 compared with $40 million for the first three months of 2019. Investments in capital expenditures, including tooling outlays, totaled $117 million for the first three months of 2019 and 2020. Balance sheet debt decreased $10 million, and cash and cash equivalents increased by $69 million, at the end of first quarter 2020 compared with the end of 2019.

Engine Segment Results: Engine segment net sales were $1,434 million for the first quarter 2020 compared with $1,598 million for the first quarter 2019. Excluding the impact of foreign currencies and the divestiture of the thermostat product line, net sales were down 6.4% from the prior year's quarter. Adj. earnings before interest, income taxes and non-controlling interest ("Adj. EBIT") were $208 million for the first quarter of 2020. Excluding the impact of foreign currencies, Adj. EBIT was $212 million, down 11.3% from the first quarter of 2019. The decline in Adj. EBIT is primarily due to the impact of lower revenue.

Drivetrain Segment Results: Drivetrain segment net sales were $860 million for the first quarter 2020 compared with $982 million for the first quarter 2019. Excluding the impact of foreign currencies, net sales were down 10.6% from the prior year’s quarter. Adj. EBIT was $63 million for the first quarter 2020. Excluding the impact of foreign currencies, Adj. EBIT was $64 million, down 39.0% from the first quarter 2019. The decline in Adj. EBIT is primarily due to the impact of lower revenue and higher net research and development spending.

Full Year 2020 Guidance: The company is providing updated 2020 full year guidance. This guidance is for BorgWarner as currently consolidated and excludes the potential impact from the acquisition of Delphi Technologies PLC, which BorgWarner announced on January 28, 2020. Net sales are expected to be in the range of $7.25 billion to $8.0 billion. This implies a year-over-year decrease in organic sales of 20% to 27%. The company expects its blended light-vehicle market to decline in the range of approximately 25% to 31% in 2020. Due to the impact of COVID-19/coronavirus, global light vehicle production expectations remain volatile. Foreign currencies are expected to result in a year-over-year decrease in sales by approximately $120 million, primarily due to the depreciation of the Euro, Chinese Renminbi and Korean Won against the U.S. dollar. The divestiture of the thermostat product line decreased year-over-year sales by approximately $30 million. Full-year operating cash flow is expected to be in the range of $530 million to $780 million, while free cash flow is expected to be in the range of $100 million to $300 million.

Liquidity Update: During the first four months of 2020, the company took measures to increase its committed borrowing capacity. On March 13, 2020, the company increased its revolving credit facility to $1,500 million from $1,200 million, and on April 29, 2020, the company entered into a $750 million delayed-draw term loan facility. Additionally, at March 31, 2020 the company had cash balances of $901 million. Given its strong liquidity position, the company believes it will have sufficient liquidity and maintain compliance with all covenants throughout 2020.

At 9:30 a.m. ET today, a brief conference call concerning first quarter 2020 results and guidance will be webcast at: http://www.borgwarner.com/en/Investors/default.aspx.

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 67 locations in 19 countries, the company employs approximately 29,000 worldwide. For more information, please visit borgwarner.com.

# # #

Forward-Looking Statements: This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.
For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020.
Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.
Forward-looking statements are not guarantees of performance, and BorgWarner’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: uncertainties regarding the extent and duration of impacts of matters associated with COVID-19/coronavirus; the failure to complete our anticipated acquisition of Delphi Technologies, as a result of, by way of example, the failure to: satisfy the conditions to the completion of the transaction, obtain the regulatory approvals required for the transaction on the terms expected or on the anticipated schedule, or obtain Delphi Technologies stockholder approval in a timely manner or otherwise; our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major OEM customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, tariffs, in the countries in which BorgWarner operates; and other risks noted in reports that BorgWarner files with the Securities and Exchange Commission, including the Risk Factors in our most recently filed Annual Report on Form 10-K. BorgWarner does not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements in this communication to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

No Offer or Solicitation: This communication is being made in respect of the proposed acquisition (the “proposed transaction”) of Delphi Technologies PLC (“Delphi Technologies”) by BorgWarner Inc. (“BorgWarner”). This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.
Participants in the Solicitation: Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.
Additional Information and Where to Find It: This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Delphi Technologies filed with the SEC the preliminary proxy statement, and Delphi Technologies will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.
Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC
General: The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person. Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended March 31,
	2020	2019
Net sales	$2,279	$2,566
Cost of sales	1,832	2,047
Gross profit	447	519

Selling, general and administrative expenses	213	226
Other expense, net	45	29
Operating income	189	264

Equity in affiliates’ earnings, net of tax	(5)	(9)
Interest income	(2)	(3)
Interest expense	12	14
Other postretirement income	(2)	—
Earnings before income taxes and noncontrolling interest	186	262

Provision for income taxes	49	91
Net earnings	137	171

Net earnings attributable to the noncontrolling interest, net of tax	8	11
Net earnings attributable to BorgWarner Inc.	$129	$160

Earnings per share — diluted	$0.63	$0.77

Weighted average shares outstanding — diluted	206.2	207.1

Supplemental Information (Unaudited)
(in millions)
	Three Months Ended March 31,
	2020	2019
Capital expenditures, including tooling outlays	$117	$117

Depreciation and amortization	$112	$107

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(in millions)
	Three Months Ended March 31,
	2020	2019
Engine	$1,434	$1,598
Drivetrain	860	982
Inter-segment eliminations	(15)	(14)
Net sales	$2,279	$2,566

Adjusted Earnings Before Interest, Income Taxes and Noncontrolling Interest ("Adj. EBIT") (Unaudited)
(in millions)

	Three Months Ended March 31,
	2020	2019
Engine	$208	$241
Drivetrain	63	105
Adjusted EBIT	271	346
Merger, acquisition and divestiture expense	21	1
Restructuring expense	15	14
Asset impairment	9	—
Unfavorable arbitration loss	—	14
Officer stock awards modification	—	2
Corporate, including stock-based compensation	37	51
Equity in affiliates' earnings, net of tax	(5)	(9)
Interest income	(2)	(3)
Interest expense	12	14
Other postretirement income	(2)	—
Earnings before income taxes and noncontrolling interest	186	262
Provision for income taxes	49	91
Net earnings	137	171
Net earnings attributable to the noncontrolling interest, net of tax	8	11
Net earnings attributable to BorgWarner Inc.	$129	$160

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	March 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$901	$832
Receivables, net	1,735	1,921
Inventories, net	847	807
Prepayments and other current assets	258	276
Total current assets	3,741	3,836

Property, plant and equipment, net	2,839	2,925
Other non-current assets	2,922	2,941
Total assets	$9,502	$9,702

LIABILITIES AND EQUITY
Notes payable and other short-term debt	$286	$286
Accounts payable and accrued expenses	1,793	1,977
Income taxes payable	45	66
Total current liabilities	2,124	2,329

Long-term debt	1,664	1,674
Other non-current liabilities	850	855

Total BorgWarner Inc. stockholders’ equity	4,724	4,706
Noncontrolling interest	140	138
Total equity	4,864	4,844
Total liabilities and equity	$9,502	$9,702

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended March 31,
	2020		2019
OPERATING
Net earnings	$137		$171
Depreciation and amortization	112		107
Stock-based compensation expense	10		8
Asset impairment	9		—
Restructuring expense, net of cash paid	2		7
Deferred income tax benefit	(5)		(2)
Tax reform adjustments to provision for income taxes	—		22
Equity in affiliates’ earnings, net of dividends received, and other	(4)		6
Net earnings adjusted for non-cash charges to operations	261		319
Changes in assets and liabilities	2		(279)
Net cash provided by operating activities	263		40

INVESTING
Capital expenditures, including tooling outlays	(117)		(117)
Payments for business acquired, net of cash acquired	(2)		(10)
Proceeds from settlement of net investment hedges	1		—
Proceeds from sale of business, net of cash divested	—		23
Payments for investments in equity securities	—		(1)
Proceeds from asset disposals and other, net	(2)		1
Net cash used in investing activities	(120)		(104)

FINANCING
Additions to debt, net of debt issuance costs	13		11
Repayments of debt, including current portion	(14)		(26)
Payments for purchase of treasury stock	—		(67)
Payments for stock-based compensation items	(12	(12)	(14	(14)
Dividends paid to BorgWarner stockholders	(35	(35)	(35	(35)
Dividends paid to noncontrolling stockholders	(14	(14)	(22	(22)
Net cash used in financing activities	(62	(62)	(153	(153)

Effect of exchange rate changes on cash	(12	(12)	(5	(5)

Net increase (decrease) in cash and cash equivalents	69	69	(222	(222)

Cash and cash equivalents, including restricted cash at beginning of year	832	832	739	739
Cash and cash equivalents, including restricted cash at end of period	$901		$517

Non-GAAP Financial Measures

This press release contains information about BorgWarner’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures below and in the Financial Results table above. The provision of these comparable GAAP financial measures for 2020 is not intended to indicate that BorgWarner is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by BorgWarner may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income

The company defines adjusted operating income as operating income adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, and other gains and losses not reflective of the company’s ongoing operations.

Adjusted Operating Income
	Three Months Ended March 31,
	2020		2019
Net sales		$2,279		$2,566

Gross profit	447	447	519	519
Gross margin	19.6	19.6%	20.2	20.2%

Operating income	189	189	264	264
Operating margin	8.3	8.3%	10.3	10.3%

Non-comparable items:
Merger, acquisition and divestiture expense		$21		$1
Restructuring expense	15	15	14	14
Asset impairment	9	9	—	—
Unfavorable arbitration loss	—	—	14	14
Officer stock awards modification	—	—	2	2
Adjusted operating income		$234		$295
Adjusted operating margin	10.3	10.3%	11.5	11.5%

Free Cash Flow

The company defines free cash flow as net cash provided by operating activities minus capital expenditures and it is useful to both management and investors in evaluating the company’s ability to service and repay its debt.

Free Cash Flow Outlook Reconciliation
	Full-Year 2020 Guidance
	Low		High
Cash Provided By Operating Activities		$530		$780
Capital Expenditures	(430	(430)	(480	(480)
Free Cash Flow		$100		$300

Key Definitions

The terms below are commonly used by management and investors in assessing ongoing financial performance.

Organic Revenue Change: Revenue change year over year excluding the estimated impact of FX and net M&A.

Market: Light vehicle production weighted for BorgWarner's geographic exposure as estimated by BorgWarner

Outgrowth: BorgWarner's "Organic Revenue Change" vs. change in "Market".

1